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                      SHOPKO STORES, INC. AND SUBSIDIARIES
              EXHIBIT 11 - COMPUTATION OF EARNINGS PER COMMON AND
                            COMMON EQUIVALENT SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                           First Half as of                              Fiscal Years Ended
                                   -------------------------------------------------------------------------------------------------
                                    September 6,     September 7,       February 22,         February 24,          February 25,
                                       1997             1996               1997                 1996                  1995
                                   (28 Weeks)        (28 Weeks)         (52 Weeks)            (52 Weeks)           (52 Weeks)
                                   -------------------------------------------------------------------------------------------------
BASIC:
Net earnings                     $        11,411   $        9,681   $          44,946   $             38,439   $            37,790
                                 ===============   ==============   =================   ====================   ===================

Weighted average number of
  outstanding common shares               29,983           32,052              32,092                 32,005                32,014
                                 ===============   ==============   =================   ====================   ===================

Net earnings per common
  share - basic (1)              $          0.38   $         0.30   $            1.40   $               1.20   $              1.18
                                 ===============   ==============   =================   ====================   ===================

DILUTED:
Net earnings                     $        11,411   $        9,681   $          44,946   $             38,439   $            37,790
                                 ===============   ==============   =================   ====================   ===================

Weighted average number of
  outstanding common shares               29,983           32,052              32,092                 32,005                32,014

Number of common shares
  issuable assuming exercise
  of stock options                           692              420                 278                     51                     4
                                 ---------------   --------------   -----------------   --------------------   -------------------
Weighted average number of
  outstanding common and
  common equivalent shares -
  assuming full dilution                  30,675           32,472              32,370                 32,056                32,018
                                 ===============   ==============   =================   ====================   ===================

Net earnings per common
  share - diluted (1)            $          0.37   $         0.30   $            1.39   $               1.20   $              1.18
                                 ===============   ==============   =================   ====================   ===================

(1) Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common equivalent shares.